UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Premier Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Premier Financial Corp.
AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2022
The date of this Amendment is April 22, 2022

Explanatory Note

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A filed by Premier Financial Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2022 (the “Original Filing”) in connection with the Company’s Annual Meeting of Shareholders to be held on April 26, 2022 (the “Annual Meeting”), and should be read together with the Original Filing. Other than as set forth below, no changes have been made to the Original Filing.

The purpose of this filing is to provide additional information regarding certain non-GAAP financial measures that were included in the Original Filing.  In connection with disclosures made on page 23 of the Original Filing, the Company has amended and restated the 2021 Performance Summary section of its Compensation Discussion and Analysis to add directly comparable GAAP financial measures and to include Annex A, which sets forth explanatory and reconciling disclosure for these non-GAAP financial measures.

Investors are encouraged to review this amendment in connection with the Company’s disclosures contained within the Original Filing.

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the Annual Meeting. On March 10, 2022, the Company filed the Original Filing and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s shareholders relating to the Annual Meeting. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ CAREFULLY THE PROXY MATERIALS, INCLUDING THE ORIGINAL FILING, THIS AMENDMENT AND THE 2021 ANNUAL REPORT ON FORM 10-K, FILED FEBRUARY 28, 2022, AS THEY CONTAIN IMPORTANT INFORMATION TO CONSIDER WHEN DECIDING HOW TO VOTE ON THE MATTERS BROUGHT BEFORE THE 2022 ANNUAL MEETING.

This amendment is also available electronically, together with our other proxy materials, on www.proxyvote.com. In addition, shareholders can access at no charge documents filed by the Company with the SEC, including the Original Filing and this amendment, at the SEC’s website at www.sec.gov.

Revisions to Compensation Discussion and Analysis- 2021 Performance Summary

The following text amends and restates in its entirety the section titled “2021 Performance Summary” under the heading “Compensation Discussion and Analysis” in the Original Filing:

“2021 Performance Summary1

Our goal is to continue to be a high-performing community-focused financial institution, meeting or exceeding the 75th percentile of our peers in key financial measures. Compensation is a key component of attracting talent to our organization that will enable us to reach this goal.

As of December 31, 2021, the Company had assets of $7.5 billion. Although the ongoing pandemic impacted the Company’s performance measurements for 2021, we continued to produce strong annual performance results. Highlights from fiscal 2021 include:

•	Nine consecutive years of record core diluted earnings per common share with an increase of 94% and 23% from 2020, including and excluding merger-related provision and other costs, respectively;

•	Strong growth in core loans excluding PPP loans of 2.6% for the full year and 8.7% for the fourth quarter annualized;

•	High return on average assets of 1.68% on a net income basis and 2.00% on a pre-tax, pre-provision basis; and

•	Strong asset quality with non-performing assets at 0.64% and classified loans at 1.21% for year-end.

For the three-year period ending December 31, 2021, our cumulative growth in earnings per share and core earnings per share was 50%. Our performance was driven by a strong three-year average return on assets and average core return on assets of 1.38% and 1.58%, respectively, and our successful execution of our organic and acquisition growth strategies. By emphasizing growth opportunities in our metro markets, our three-year compounded growth in total assets was 33% with organic growth of 12%. Due to the impact of the market improvement in 2021 after the significant downturn in response to the COVID-19 pandemic in 2020, three-year total shareholder returns were generally strong for financial institutions. Premier shares posted a total return to shareholders of 40.4% for the three-year period ended December 31, 2021, including 39.1% for 2021, which compares favorably to a total return of 35.4% for our peer group set forth below.”

1 Please refer to Annex A for a reconciliation and other information regarding the non-GAAP financial measures contained in this section.

Addition of Annex A

The Original Filing is amended to add the following Annex A to the end thereof:

ANNEX A
PREMIER FINANCIAL CORP.
NON-GAAP FINANCIAL MEASURE DISCLOSURE AND RECONCILIATION

This Annex A presents a reconciliation of certain financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”) to certain non-GAAP financial measures that are included in the Proxy Statement. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the underlying performance and trends of the Company. The Company monitors the non-GAAP financial measures and the Company’s management believes such measures are helpful to investors because they provide an additional tool to use in evaluating the Company’s financial and business trends and operating results. In addition, the Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes.

The Company’s method of calculating these non-GAAP measures may differ from methods used by other companies.  Although the Company believes the non-GAAP financial measures disclosed in this Proxy Statement enhance shareholders’ understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for those financial measures prepared in accordance with GAAP.

	As of and for year ended December 31,
(In thousands, except per share and ratio data)	2018	2019	2020	2021
Acquisition related charges (pre-tax)	$-	$1,422	$19,485	$-
Less: Tax benefit of acquisition related charges	-	299	3,714	-
Acquisition related charges (after-tax)	$-	$1,123	$15,771	$-

Acquisition related provision (pre-tax)	$-	$-	$25,949	$-
Less: Tax benefit of acquisition related provision	-	-	5,449	-
Acquisition related provision (after-tax)	$-	$-	$20,500	$-

Income before income taxes	$56,875	$60,637	$79,269	$156,423
Add: Credit loss expense (benefit)	1,258	2,884	44,250	(7,052)
Pre-tax pre-provision income	$58,133	$63,521	$123,519	$149,371
Average total assets	$3,048,525	$3,283,780	$6,592,633	$7,482,578
Pre-tax pre-provision return on average assets	1.91%	1.93%	1.87%	2.00%

Net income	$46,249	$49,370	$63,077	$126,051
Add: Acquisition related provision (after-tax)	-	-	20,500	-
Add: Acquisition related charges (after-tax)	-	1,123	15,771	-
Core net income	$46,249	$50,493	$99,348	$126,051
Return on average assets	1.52%	1.50%	0.96%	1.68%
3 year average return on average assets				1.38%
Core return on average assets	1.52%	1.54%	1.51%	1.68%
3 year average core return on average assets				1.58%

Average diluted shares	20,468	19,931	35,949	37,200

Diluted EPS	$2.26	$2.48	$1.75	$3.39
1 year increase (2021 vs 2020)				94%
3 year increase (2021 vs 2018)				50%
Core diluted EPS	$2.26	$2.53	$2.76	$3.39
1 year core increase (2021 vs 2020)				23%
3 year core increase (2021 vs 2018)				50%